SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 8, 2000

                                   EPLUS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                   000-28926                      54-1817218
    (State or other       (Commission File Number)            (IRS Employer
    jurisdiction of                                         Identification No.)
    incorporation)

                  400 Herndon Parkway, Herndon, Virginia 20170
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710
                                 --------------

              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

On September 8, 2000, ePlus Technology, inc., a wholly owned subsidiary of ePlus inc, entered into a floor planning agreement with a $25 million dollar limit with Deutsche Financial Services Corporation. The agreements included a Business Financing Agreement, an Agreement for Wholesale Financing, a Paydown Addendum to the Business Financing Agreement and a Limited Guaranty provided by ePlus inc. These agreements replaced the previous supplier, BankAmerica Credit, which opted out of the floor planning business and terminated this type of financing effective August 16, 2000.

Purpose of the Credit Facility

ePlus Technology, inc. uses this credit source to finance its working capital requirements for inventories and accounts receivable. Their traditional business as sellers of computer technology assets and related network equipment and software products is financed through these arrangements known as floor planning financing, where the interest expense for the first thirty to forty days is not charged but is paid for by the supplier/distributor. These floor plan liabilities are recorded as accounts payable-trade as they are normally repaid within the thirty to forty day time frame and represent as assigned accounts payable originally generated with the supplier/distributor. If the thirty to forty day obligation is not paid timely, interest is then assessed at the stated contractual rates.

Principal Terms of the Credit Facility

The contracts provide for various repayment days dependent on the supplier/distributor, but the majority are 40 days on average. The facility is a two-year commitment but can be terminated with 60 days notice with a termination charge dependent on the remaining contractual term. The $25 million dollar facility consists of $19 million dollars of inventory and $6 million dollars of accounts receivable financing. Interest is assessed at the prime rate minus one-half of one percent on the outstanding prinicipal debt under the accounts receivable facility.

In consideration for the extension of this credit facility to ePlus Technology, inc, the parent, ePlus inc. has agreed to guaranty a maximum aggregate liability not to exceed $2 million dollars.


                                    EXHIBIT INDEX

The following exhibits are filed as part of this report:

Exhibit
Number   Exhibit Description

5.1 Text of Business Financing Agreement dated September 8, 2000 between Deutsche Financial Services Corporation and ePlus Technology, inc.

5.2 Text of Agreement for Wholesale Financing dated September 8, 2000 between Deutsche Financial Services and ePlus Technology, inc.

5.3 Text of Paydown Addendum to Business Financing Agreement between Deutsche Financial Services and ePlus Technology, inc.

5.4 Text of Limited Guaranty dated September 8, 2000 between Deutsche Financial Services and ePlus inc.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ePlus inc.

Dated September 22, 2000                By: /s/Steven J. Mencarini
                                            --------------------
                                            Steven J. Mencarini
                                            Chief Financial Officer



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